AMENDED AND RESTATED
                    SPRING WATER LICENSE AND SUPPLY AGREEMENT

         This Amended and Restated Spring Water License and Supply Agreement (the "AGREEMENT") IS BY AND BETWEEN PRISTINE MOUNTAIN SPRINGS OF VERMONT, INC., A VERMONT CORPORATION ("PMSV"), AND AMSOURCE, LLC, a New Hampshire limited liability company ("AMSO").

                                   BACKGROUND

         1. AMSO and PMSV are parties to a Priority Spring Water Supply Contract dated January 28, 1999, pursuant to which AMSO agreed to purchase from PMSV and PMSV agreed to sell to AMSO certain spring water (the "1/28/98 Supply Agreement").

         2. AMSO and PMSV now desire to amend and restate the 1/28/98 Supply Agreement in its entirety, on the terms and conditions hereinafter set forth

                            N O W, T H E R E F O R E,

         In   consideration  of  the  premises  and  the  mutual  covenants  and agreements herein set forth, and in reliance on the representations and warranties contained herein, the parties hereby agree as follows:

         SECTION 1. PURCHASE AND SALE: AMSO'S REQUIREMENTS. PMSV shall sell to AMSO and AMSO shall purchase from PMSV all of AMSO's requirements for spring water from PMSV's spring located on property in Stockbridge, Vermont (the
"Water"). Further PMSV grants AMSO the right and license to enter the Stockbridge Property (as defined in Section 11 below) to take and purchase Water in accordance with the terms of this Agreement. PMSV covenants and agrees that during the term of this Agreement it will not enter into any contracts, commitments, arrangements, agreements or undertakings with other purchasers which would in any way impair, impede or prevent it from meeting all of AMSO's requirements for Water.

         SECTION 2. TERM: RENEWAL TERM. The initial term of this Agreement begins on January 4, 1999 and continues through December 31, 2023, unless sooner terminated, renewed or extended as hereinafter provided. AMSO shall have the option to renew this Agreement for an additional term beginning on January 1, 2024 and ending on January 15, 2049, on the same terms and conditions herein set forth, except with respect to the purchase price adjustment set forth in Section 3 hereof. AMSO's option to renew shall be exercised, if at all, by written notice form AMSO to PMSV given not later than six (6) months prior to the expiration of the initial term of this Agreement.

     SECTION 3. PRICE: ADJUSTMENT OF PRICE. AMSO shall pay to PMSV during the period from the date hereof through and including December 31, 2009 (the "Base Sales Price"):

         (a) During each calendar year, one and one-half cents ($0.015) per gallon of Water for gallons 1 - 3,000,000;

         (b) During each calendar year, one cent ($0.01) per gallon of Water for gallons 3,000,001 - 10,000,000; and

         (c) During each calendar year, eight tenths of a cent ($0.008) per gallon of Water for Gallons 10,000,000 or more.

Thereafter, the Base Sales Price shall be reviewed every five years by the parties and adjusted accordingly to market conditions as mutually determined and agreed by the parties. If, by March 15 in years 2014, 2019, 2024, 2029, 2034, 2039 and 2044, the parties have not been able to agree upon an amount for the adjustment, the adjustment shall automatically be based on the average Consumer Price Index (CPI) increase or decrease during the immediately preceding five-year period. The Base Sales Price, as so adjusted, shall become the applicable sales price for the next succeeding five-year incremental period. PMSV shall invoice AMSO monthly for Water sold to AMSO during the preceding month, and AMSO shall pay each invoice within sixty (60) days after receipt thereof.

         SECTION 4. HOURS OF OPERATION. PMSV represents and warrants to AMSO that AMSO shall be entitled to take the Water by tanker truck at any time twenty-four (24) hours a day, seven days a week, without violation of any permits held by PMSV (all of which have been disclosed to AMSO) or applicable law. PMSV shall immediately notify AMSO of any changes in permits, provisions, restrictions or laws that would prohibit AMSO from taking Water during the times and days specified above, and AMSO shall have no liability to PMSV with respect to the foregoing indemnification until PMSV has so notified AMSO of any such changes. AMSO shall indemnify and hold PMSV harmless from any cost or expenses relating to any suits, controversies, actions or otherwise filed by any person, corporation, entity or other governmental BODY, WHETHER FEDERAL, STATE OR LOCAL, DUE TO ANY VIOLATION BY AMSO of any permit conditions or applicable laws relating to hours of operation after PMSV has notified AMSO of such conditions or changes in applicable law.

         SECTION 5. BULK WATER LOADING STATION. PMSV shall maintain its high volume loading facility (the "Bulk Water Loading Station") located on the Stockbridge Property (as defined in Section 11 below) in accordance with applicable industry and governmental regulations. PMSV shall make the Bulk Water Loading Station available to AMSO on a priority basis, and if the Bulk Loading Station is being repaired or if it is otherwise not available for any reason not in violation of PMSV's obligations under this Agreement, PMSV agrees to make available to AMSO the original facility on a priority basis.

     SECTION 6. TRANSPORTATION. AMSO shall be responsible for arranging for the transportation of all Water purchased from PMSV and PMSV shall have no liability or obligations with respect thereto.

     SECTION 7. COMPLIANCE WITH LAW. AMSO shall be responsible for obtaining and maintaining all federal, state and local permits and licenses that may be required by it in order for it to purchase, haul, bottle and distribute the Water. If any federal, state or local governmental authority imposes any requirements in connection with the sale of Water to AMSO which would require testing or equipment in addition to that presently performed or used by PMSV, AMSO shall so notify PMSV and PMSV shall immediately purchase the required equipment and/or commence the required testing.

         In the event the Water does not meet Vermont EPA standards, or if the water does not meet the then existing highest federal, state or local governmental standards imposed in areas in which AMSO distributes or intends to distribute, then AMSO shall have the right to purchase water from other acceptable sources until such time as PMSV, at its own expense, can return and sustain water quality to those water quality standards. In addition, AMSO shall be entitled to purchase water from other sources in the event PMSV is not able to meet all of AMSO's water supply needs.

     SECTION 8. REPRESENTATIONS AND WARRANTIES OF PMSV. PMSV represents and warrants to AMSO as follows:

         (a) It has authority to execute and perform this Agreement, and such performance will not violate, infringe or cause a default under any other contract, agreement, order, judgment or understanding by which it is legally bound or any law, order, regulation, writ or ruling by which it is bound or to which it or its business is subject.

         (b) it is a validly formed corporation in good standing under the laws of the State of Vermont.

         (c) The spring on the Stockbridge Property which is the subject of this Agreement (the "Spring") was pump tested in August, 1992 and showed a total flow of at least 900 gallons per minute. The water from the spring meets or exceeds the Vermont EPA water quality standards. PMSV knows of no change or other event that would make the foregoing test results inaccurate.

         (d) PMSV possesses all licenses, permits, franchises, easements or rights thereto, necessary to conduct PMSV's business as now conducted and as presently proposed to be conducted and to sell Water to AMSO, and is not in violation of any valid rights of others with respect to any of the foregoing.

     SECTION 9. REPRESENTATIONS AND WARRANTIES OF AMSO.. AMSO represents and warrants to PMSV as follows:

         (a) It has the authority to execute and perform this Agreement, and such performance will not violate, infringe or cause a default under any other contract, agreement, order, judgment or understanding by which it is legally bound or any law, order, regulation, writ or ruling by which it is bound or to which it or its business is subject.

         (b) it is a validly formed limited liability company in good standing under the laws of the State of New Hampshire.

         (c) AMSO possesses all licenses, permits, franchises, easements, or rights thereto, necessary to conduct AMSO's business as now conducted and as presently proposed to be conducted and to purchase Water to PMSV, and is not in violation of any valid rights of others with respect to any of the foregoing.

     SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each of which is herein called an "Event of Default"):

         (a) AMSO fails to make a scheduled payment for Water it purchases within ninety (90) days after the invoice therefor becomes due;

         (b)      If AMSO or PMSV shall:

                  1.      apply for or consent to the appointment of a receiver,
                         trustee or liquidator
                           of it or any of its property;

                  2.       admit in writing its inability to pay its debts as
                         they mature

                  3.       make a general assignment or trust mortgage for the
                              benefit of creditors;

                  4. file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or any arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, take any action for the purpose of effecting any of the foregoing;

         (c) If an order, judgment or decree shall be entered against either party by any court of competent jurisdiction, approving a petition seeking reorganization of such party, or appointing a receiver, trustee or liquidator of the party or of all or a substantial portion of its assets, and the same shall not be dismissed or discharged within one hundred eighty (180) days after notice thereof given by one party to the other; or

         (d) If any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of a party, and such judgment, writ, or similar process shall not be released, vacated, or fully bonded within one hundred eighty (180) days after its issue or levy; or

         (e) If default shall be made by either party in the performance or compliance with any of the agreements, terms, covenants or conditions in this Agreement, other than that referred to in the foregoing subparagraph (a) with respect to payments required to be made by AMSO, for a period of thirty (30) days after notice from non-breaching party to the other party specifying the items in default, or in the case of a default of which cannot with due diligence be cured within said thirty
                  (30) day period, if the breaching party fails to commence within said thirty (30) day period the steps necessary to cure the same or thereafter to prosecute the curing of such default with due diligence (it being understood that the time of the breaching party within which to cure shall be extended for such period as may be necessary to complete the same with all due diligence);

then, and in case of every such Event of Default, and at any time thereafter, the non-breaching party may, at its option elect to terminate this Agreement, effective on written notice to the other. No such termination shall relieve either party form the duty to perform all duties and obligations that accrued prior to the effective date of termination.

         SECTION 11. RIGHT OF FIRST REFUSAL. PMSV hereby grants to AMSO a right of first refusal to purchase and/or to lease the Spring and the land, premises and property on which the Spring is located, in Stockbridge, Vermont, together with all improvements thereon, as more particularly descried on Exhibit "A" hereto (the "Stockbridge Property"), during the term of this Agreement and any renewal or extension, on the following terms and conditions. If PMSV shall desire to sell or lease the Stockbridge Property and shall receive a bona fide written offer to acquire or lease the same, PMSV shall promptly transmit a copy of such offer to AMSO and shall offer to convey or lease the Stockbridge to AMSO, at the price and on the terms and conditions set forth in such bona fide offer. AMSO shall have thirty (30) days within which to accept such offer form PMSV, by giving written notice thereof to PMSV. In the event AMSO accepts such offer form PMSV, the parties shall fully and promptly comply with all terms of the contract so created. If AMSO does not so accept, PMSV shall have the right to transfer or lease the Stockbridge Property to the person or entity and at the price and upon the terms and conditions set forth in such bona fide offer received by PMSV, but only so long as such transfer or lease is effected within ninety (90) days after the date on which AMSO received such offer form PMSV. The Stockbridge Property in the hands of such transferee or transferees shall continue to be subject to the restrictions of this section.

         SECTION 12. PERSONAL PROPERTY: TAXES. AMSO is solely responsible for all of its personal property placed upon the Stockbridge Property during the term of this Agreement, which responsibility includes, by way of illustration and not by way of limitation, payment of all taxes and fees assessed against such personal property and insurance for all personal property. Further at the expiration or earlier termination of this Agreement, AMSO shall remove its personal property from Stockbridge Property exercising due care not to damage the Stockbridge Property by such removal. PMSV shall be entitled to all tax deductions form any sums for depletion, depreciation or amortization with respect to the Stockbridge Property.

         SECTION 13. FORCE MAJEURE. In the event that either party shall be delayed, hindered in or prevented from the performance of any act required hereunder, by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason beyond its control (including the act, failure to act or default of the other party), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. If, despite all diligent efforts by PMSV to correct such event or circumstance, such event or circumstance continues for more than one hundred eighty (180) days, AMSO, at its option may elect to terminate this Agreement. No such termination shall relieve either party form the duty to perform all duties and obligations that accrued prior to the effective date of termination.

         SECTION 14. ADVERTISING AND PACKAGING. No advertising materials or other information distributed by AMSO about the Water shall contain any disparaging remarks about other purchases of Water from PMSV. PMSV covenants and agrees with AMSO to include a provision comparable to this Section 14 in all agreements, arrangements, commitments and undertakings PMSV may have with all of its purchasers and others with whom it does business os that AMSO may become a third party beneficiary with respect thereto.

         SECTION 15. NO WAIVER. Neither the failure of a party to exercise, nor the delay of a party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or any right, power or privilege preclude any other or further exercise of any other right, power or privilege.

         SECTION 16. SPECIFIC PERFORMANCE. The parties acknowledge that it would be difficult if not impossible to measure in money alone the damages that could result from failure to perform the obligations created by this Agreement. Accordingly, if any party bound by or entitled to the benefit of this Agreement shall institute an action or proceeding or enforce it, any person against whom such action or proceeding is brought hereby waives the claim or defense that the party bringing such action has an adequate remedy at law, and irrevocably agrees not to urge in any such action or proceeding the claim or defense that such a remedy exists. The parties intend and agree that upon the institution of any such action or proceeding, the provisions of this Agreement shall be required to be specifically performed.

         SECTION 17. FORUM SELECTION: VENUE. All questions or controversies arising out of or in any way relating to this Agreement or any other aspect of the commercial relationships between the parties shall be submitted to the United States District Court for the District of Vermont or, in the event that District Court is without subject matter to the courts of the State of Vermont having subject matter jurisdiction, and the parties submit themselves to the personal jurisdiction of such District Court or Vermont State Court, as the case may be, and any service of a summons, process or other paper in connection with such proceedings may be made by giving notice as provided in this Agreement. Nothing herein contained shall be construed as intended to preclude or in any way prohibit either party form institution and otherwise prosecuting to judgment a lawsuit in any court of competent jurisdiction to effect the collection of any sums due it or to enforce any right or remedy arising hereunder or otherwise.

         SECTION 18. COSTS OF SUIT AND ENFORCEMENT. If either party resorts to suit or other legal proceedings to enforce any right or remedy hereunder, the non-prevailing party agrees to pay the prevailing party's costs of suit and enforcement, including reasonable attorneys' fees.

     SECTION 19. NOTICES. Any notice or other communication to be given hereunder shall be in writing and mailed or telecopied to such part at the address or number set forth below:

         If to AMSO:                        AmSource, LLC
                                            135 Maple Avenue
                                            Claremont, NH 03743
                                            Telephone No.:  (603) 543-0000
                                            Telecopier No.:  (603) 543-0040

         If to PMSV:                  Pristine Mountain Springs of Vermont, Inc.
                                            P.O. Box 662
                                            Pittsfield, VT 05762
                                            Telephone NO.: (802) 746-8146
                                            Telecopier No.:  (802) 746-7935

or to such other person, address or number as the party entitled to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, when deposited in the mail, properly addressed and with postage prepaid; or (ii) if sent by telecopy, when transmitted.

     SECTION 20. REMEDIES CUMULATIVE. The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

         SECTION 21. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be construed to place the parties in the relationship of partners or joint ventureres, or of agency or employment, and, except to the extent, if at all, otherwise expressly provided herein, no party shall have the power to obligate or bind any other party in any manner whatsoever.

         SECTION 22. ASSIGNABILITY. PMSV shall not assign this Agreement, by operation of law or otherwise, without the prior written consent of AMSO (which consent shall not be unreasonably withheld or delayed, due to consideration being given to the financial stature and ability to conduct the business contemplated of such proposed assignee). AMSO, and its successors and assigns, may assign this Agreement, by operation of law otherwise, on notice to PMSV.
This Agreement shall bind and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement is intended to run with the land and shall be binding upon any purchaser of the Stockbridge Property.

     SECTION 23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

         SECTION 24. FURTHER ASSURANCES. The parties agree to execute, acknowledge, if necessary, and deliver such documents, certificates or other instruments and take such other actions as may be reasonably required from time to time to carry out the intents and purposes of this Agreement.

     SECTION 25. CAPTIONS: HEADINGS. The caption and section numbers appearing in this

Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of such sections, nor in any way affect this Agreement or have any substantive effect.

         SECTION 26. REFORMATION: SEVERABILITY. If any of the terms, covenants or conditions set forth herein are found by a court to be unenforceable, then and in that case such provision shall nevertheless remain effective but shall be considered amended in such manner so as to make the provision enforceable as determined by such court and as so amended shall be enforced. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     SECTION 27. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 28. SHORT-FORM AGREEMENT TO BE RECORDED. The parties expressly agree that a short-form of this Agreement may be recorded by AMSO in the land records in the office of the Town Clerk of Stockbridge, Vermont.

     SECTION 29. ENTIRE AGREEMENT: AMENDMENT. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom such amendment, waiver or discharge is to be enforced.

         IN WITNESS WHEREOF, the parties have executed or cause this Agreement to be executed as of the __ day of April, 1999.

IN PRESENCE OF:

                                               AMSOURCE, LLC.

____________________________________      By:________________________________
Witness                                                 Duly Authorized Agent

_____________________________________        By:________________________________
Witness                                             Duly Authorized Agent

STATE OF NEW HAMPSHIRE
COUNTY OF SULLIVAN, SS.

         At Claremont, in said County and State, this __ day of April, 1999, personally appeared BARTON E. LORD, DULY AUTHORIZED AGENT OF AMSOURCE, LLC, and he acknowledged this INSTRUMENT, BY HIM SIGNED, TO BE HIS FREE ACT AND DEED AND THE FREE ACT AND DEED OF AMSOURCE, LLC.

                                   Before me, _________________________

My commission expires:

STATE OF NEW HAMPSHIRE
COUNTY OF SULLIVAN, SS.

         At Claremont, in said County and State, this __ day of April, 1999, personally appeared RONALD E. COLTON, DULY AUTHORIZED AGENT OF PRISTINE MOUNTAIN SPRINGS OF VERMONT, and he acknowledged this instrument, by him signed, to be his free act and deed AND THE FREE ACT AND DEED OF PRISTINE MOUNTAIN SPRINGS OF VERMONT.

                                          Before me, _________________________


My commission expires:

                                   EXHIBIT "A"

PARCEL A

Being all and the same lands and premises conveyed to Pristine Mountain Springs of Vermont, Inc. by Warranty Deed of Ronald E. Colton dated July 31, 1995 and recorded in Book 52, Page 115 of the Town of Stockbridge Land Records and being more particularly described therein as follows:

Being all and the same lands and premises conveyed to Ronald E. Colton by Warrranty Deed of Michael B. Barrett dated May 6, 1994 and recorded in Book 51 at page 30 of the Land Records of the Town of Stockbridge and being more particularly described as follows:

Being all and the same lands and premises conveyed to Michael B. Barrett, by Warranty Deed of Geoffrey O. Ventura dated February 13, 1987, and which is recorded at Book 43, Pages 332-336 in the Land Records of the Town of Stockbrdige and being more particularly described as follows:

Being a portion of all and the same lands and premises conveyed to Geoffrey O. Ventura by QuitClaim Deed of Delores O. Ventura dated July l9, 1984 and recorded in the Town of Stockbridge Land Records in Book 40 at Pages 632-634. Said lands and premises are more particularly described as follows:

Being a portion of the Delores O. and Geoffrey O. Ventura property located on the southerly side OF VERMONT ROUTE NO. 100 IN THE TOWN OF STOCKBRIDGE, VERMONT HEREINAFTER REFERRED TO AS LOT NO. B-1 and described as follows:

Beginning at an iron pipe set in the westerly line of the property belonging to John C. and Henrietta W. and Lloyd H. Whit which iron pipe marks the southeasterly corner of Lot B-2 of the Delores O. and Geoffrey Ventura property (said point of beginning being on a bearing of South 21' 16' 15" West at a distance of three hundred seventy seven and seventy three one hundredths (377.73) feet from an iron pipe set in the southerly line of Vermont Route No. 100 which iron pipe marks the northwesterly corner of the property belonging to John C. and Henrietta W. and Lloyd H. White and also marks the northeasterly corner of the property belonging to the said Ventura in the Town of Stockbridge, County of Windsor, State of Vermont); thence from the point of beginning South 21' 16' 15" West a distance of eighty eight and zero one hundredths (88.00) feet along a portion of the property belonging to John C. and Henrietta W. and Lloyd
H. White to an iron pipe (existing) set in the westerly line of the said White property and marking the northeasterly corner of the property belonging to Robert E. Jr. and Janet A. Lee; thence North 57' 52' 05" West a distance of two hundred ninety seven and zero one hundredths (297.00) feet along the northerly line of the property belonging to Robert E. Jr. and Janet A. Lee and the northerly line of the property belonging to Robert P. Flannigan, et al and a portion of the northerly line of the property belonging to Stratton Estates, Inc. to an iron pipe set in an inner corner in the northerly line of the said Stratton Estates, Inc. property; thence South 37' 22' 55"

West a distance of twenty one and zero one hundredths (21.00) feet along a jog in the northerly line of Stratton Estates, Inc. property to an iron pipe; thence North 52' 22' 05" West a distance of four hundred twenty eight and fourteen one hundredths (428.14) feet along the northerly line of the property belonging to the Stratton Estates, Inc. and the northerly line of the property belonging to Pach, Inc. and the northerly line of the property belonging to Dan R. Civiello and the northerly line of the property belonging to Mary Grace Civiello to an iron pipe set in a stone wall which marks the easterly line of the property belonging to John S. Jr. and Mary Louise Bernhard and the easterly line of the property belonging to Frank and Cathryn Finizio and John A. and Marie G. Miko and the northerly line of the property belonging to Keith Blakeslee to an iron pipe set in the northerly line of the said Blakeslee property in a stone wall and marking the southwesterly corner of Parcel A of the property belonging to Delores O. and Geoffrey O. Ventura; thence South 39' 58' 45" East a distance of four hundred eleven and ninety seven one hundredths (411.97) feet along the southerly line of the said Parcel A to an iron pipe set in the southerly line of the said Parcel A and also marking the northwesterly corner of Lot B- 2 of the Delores O. and Geoffrey O. Ventura property; thence South 31' 14' 45" West a distance of one hundred twenty four and seventy four one hundredths (124.74) feet along the westerly line of the said Lot B-2 to an iron pipe set at the southeasterly corner of Lot B-2 of the Delores O. and Geoffrey O. Ventura Property; thence South 57' 52' 05" East a distance of three hundred sixty eight and zero one hundredths (368.00) feet along the southerly line of the said Lot B-2 to the point or place of beginning.

All bearings in the description are based on magnetic North (Novermber 1983) and the above described parcel Lot B-1 Delores O. and Geoffrey O. Ventura Property Vermont Route No. 100- Stockbridge, Vermont contains three and zero one one hundredths (3.01) acres be the same more or less.

Further reference is made to a survey plat (map) entitled Delores O. and Geoffrey O. Ventura Vermont Route No. 100 Stockbridge, Vermont Dated February 1984 (Parcel A Lots B-1, B-2and B-3 surveyed and added to this plan in April
1986). The survey was performed by Roberts & Franzoni, Inc.(Professional Engineers and Registered Land Surveyors) of Rutland, Vermont.

There is included with the above described parcel a right-of-way 20 feet in width extending from the southerly line of Vermont Route No.100 through Lot B-3 of the Delores O. and Geoffrey O. Ventura property to the northerly line of the above described Lot B-1, said twenty foot right-of- ways are more particularly described as follows:

Beginning at an iron pipe (flush) set in the southerly line of Vermont Route No. 100 said iron pipe being on a bearing of North 69' 03' 40" West at a distance of fifty six and zero one hundredths (56.00) feet from an iron pipe set in the southerly line of Vermont Route No.100 and marking the northwesterly corner of the property belonging to John C. and Henrietta W. and Lloyd H. White; thence from the point of beginning South 20' 56' 20" West a distance of twenty four and nine on hundredths (24.09) feet to an iron pipe (flush); thence South 69' 47' 45" West a distance of one hundred thirty one and twenty seven on hundredths (131.27) feet to an iron pipe (flush); thence South 47' 21' 20" West a distance of sixty and eighteen one hundredths (60.18) feet to an iron pipe (flush); thence continuing South 47' 21' 20" West a distance of eighty three and thirty two one hundredths (83.32) feet to an iron pipe (flush); thence South 40' 59' 35" West a distance of ninety five and twenty three one hundredths (95.23) feet to an iron pipe set in the northerly line of the above described Lot B-1; thence North 57' 52' 05" West a distance of twenty four one hundredths (20.24) feet along the northerly line of the above described Lot B-1 to an iron pipe set in the northerly line of the said Lot B-1; thence North 40' 59' 35" East a distance of ninety nine and forty six on hundredths (99.46) feet to an iron pipe (flush); thence North 47' 21' 20' East a distance of fifty four and ninety seven on hundredths (54.97) feet to an iron pipe (flush); thence South 81' 31' 20" West a distance of thirty three and fourteen one hundredths (33.14) feet to an iron pipe (flush); thence South 62' 14' 35" West a distance of one hundred forty nine and ninety seven one hundredths (149.97) feet to an iron pipe set in the northerly line of the above described Lot B-1, thence North 57' 52' 05" West a distance of twenty three and twelve one hundredths (23.12) feet along the northerly line of Lot B-1 of the property belonging to Delores O. and Geoffrey
O. Ventura to an iron pipe set at the southwesterly corner of Lot B-2 of the Delores O. and Geoffrey O. Ventura property; thence North 62' 14' 35" East a distance of one hundred sixty four and ninety seven one hundredths (164.97) feet to an iron pipe (flush); thence North 81' 31' 20" East a distance of sixty six and zero one hundredths (66.00) feet to an iron pipe (flush); thence North 47' 21' 20' East a distance of fifty eight and zero one hundredths (58.00) feet to an iron pipe (flush); thence North 69' 47' 45" East a distance of one hundred twenty six and fifteen one hundredths (126.15) feet to an iron pipe (flush); thence North 20' 56' 20" East a distance of fifteen and zero one hundredths (15.00) feet to an iron pipe (flush) set in the southerly line of Vermont Route No. 100; thence South 69' 03' 40" East a distance of twenty and zero one hundredths (20.00) feet along the southerly line of Vermont Route No.100 to the point or place of beginning.

The above described rights-of-ways shall be for common driveway and utility access to and from Route 100 to Lots B-1, B-2, and B-3, respectively, as shown on said survey plat. Grantor shall bear no cost nor be responsible for the construction or maintenance of a road or utilities upon said rights-of-way. The entire cost of construction and maintenance of a road over and upon the second right-of-way leading from a Y-intersection with the principal right-of-way to and from Route 100, and which said second right-of-way proceeds in a general southwesterly direction across the far westerly portion of Lot B-2 to Lot B-1, shall be borne exclusively by the owner of Lot B-1.

The costs of construction and maintenance of a road or utilities over and upon the principal right-of-way leading to and from Route 100 shall be apportioned among the respective owners as follows:

         Owner                      Share of Road Cost

         Lot B-1                    50%
         Lot B-2                    35%
         Lot B-3                    15%

         Nothing herein shall be constructed to require an owner to incur any utility costs unless that owner is going to use the utility lines constructed in the right-of-way.

          Provided, however, the first owner to construct a dwelling on his respective lot shall be responsible for the full costs of construction and maintenance of said road and utilities until such time as the other lot owners shall construct a dwelling on their respective lot whereupon the owner having borne the original cost of construction of the road shall be entitled to reimbursement in accord with the prorations specified above for the cost of construction of the road and utilities. The owner deciding to build first, shall give notice to the other owners and an estimate of costs prior to starting construction of the road. An owner shall only be responsible to pay his share of such construction expenses that can be accurately verified by the presentation of written paid receipts which describe the costs of that portion of work done for the joint portion of the right-of-way as opposed to any other work done on any driveway or other improvements outside of said joint right-of-way. Failure to pay the prorata share specified herein above within thirty
         (30) days of the time that payment is due shall give rise to a lien in favor of the owner having paid the original cost of construction. In the event that said owner first constructing has to resort to legal action to collect said construction costs, he or she shall be entitled to collect his attorney's fees and reasonable costs of suit. Reimbursement shall be due thirty (30) days after the date that an owner receives a building permit from the Town of Stockbridge or completes his foundation, whichever first occurs. Thereafter said owners shall share the costs of maintenance in accordance with the apportionment set forth herein. Said first owner to construct a dwelling shall not be entitled to receive any reimbursement for maintenance costs paid prior to the date of use by a second lot owner.

Lots B-1, B-2, and B-3 as shown on said survey plat shall be subject to the following restrictions and covenants which shall be deemed covenants running with the land:

         1. No mobile homes or trailers shall be permitted.

         2. No commercial uses shall be permitted.

         3.No dwelling shall be permitted except a single family residence dwelling and appurtenant out buildings

         4. No farming or other commercial agricultural enterprise shall be permitted, including the raising of livestock. This covenant shall not be deemed to prohibit the keeping of pets of animals for pleasure or personal use.

         Said restrictions and covenants shall be binding upon and inure to the benefit of Grantor and Grantee, and their respective heirs and assigns, and shall be enforceable exclusively by Grantor and the respective owners of Lots B-1, B-2, and B-3.

For purposes of reference to prior conveyances made by the late John V. and J. Lavern Dutton during lifetimes, and to which prior conveyances this conveyance is made subject, reference is made to the following:

1. Deed to State of Vermont for highway purposes dated November 5, 1936, and recorded in Book 29 at Page 302, Stockbridge Land Records;

2. Deed to Cecil White, part of the homefarm south of the Tweed River, dated September 10, 1946, recorded in Book 29, Page 103, of the said Land Records;

3. Deed to Mussey Estate for small parcel of land with spring thereon, dated October 11, 1949, and recorded in Book 29, Page 157, of said Land Records;

5. Deed to John J. Giorgetti, 6 acres of land, mor or less, recorded in Book 32, Page 63, of said Land Records;

6. Deed to John C. White of a right-of-way across the meadow 12 feet wide and 12 rods long recorded in Book 32, Page 60A of said Land Records;

7. Deed to Alice K. Turro of 50 acres, more or less, recorded in Book 32, Page 251 of said Land Records;

8. Easement deed to Pittsfield Electric Co. recorded in Book 27, Page 408, of said Land Records.

Reference may be had to the above mentioned deeds and the deeds and references contained therein for a more particular description.

PARCEL B
Being all the same lands and premises conveyed to Pristine Mountain Springs of Vermont, Inc. by Warranty Deed of Ronald E. Colton and H. Jenette Colton, husband and wife, dated July 31, 1995 and recorded in Book 52, Page 130 of the Town of Stockbridge Land Records and being more particularly described therein as follows:

Being all the same lands and premises conveyed to Ronald E. Colton and H. Jenette Colton, husband and wife, by Warranty Deed o f David L. North and Karen North, husband and wife, dated January 14, 1994 and recorded in Book 50 at Page 549 of the Town of Stockbridge Land Records and being more particularly described therein as follows:

Being all the same lands and premises conveyed by David L. North to David L. North and Karen North, by Warranty Deed dated December 11, 1985, and recorded in Book 42 at Pages 128-29 of the Town of Stockbridge Land Records and being more particularly described therein as follows:

Being all the same lands and premises conveyed by Lynne A. Holmes to David L. North, by Warranty Deed dated December 21, 1983, and recorded in Book 40 at Pages 254-56 of the Town of

Stockbridge Land Records and being more particularly described therein as follows:

Being all the same lands and premises conveyed to Lynne A. Holmes by Warranty Deed of Gerald E. Mickel, dated December 7, 1978, which is recorded in Book 37 at Pages 63-65 of the Land Records of the Town of Stockbridge and being more particularly described therein as follows:

Being all the same lands and premises conveyed by Stratton Estates, Inc., to Gerald E. Mickel and Anne E. Mickel, his then wife, now deceased, by deed dated June 29, 1972, and recorded in Book 33, Pages 474 of the Town of Stockbridge, Vermont Land Records and more particularly described in said deed as follows:

Beginning at an iron pin situated in the north line of Schaff-Haus Drive, which iron pin marks the southeast corner of Lot #1 as shown on a Revised Plan entitled "CHALET VILLAGE, REVISED PLAN-JOHN GIORGETTI-BUILDER-ROUTE 100-STOCKBRIDGE, VT' which revised Plan is dated June 30, 1967 and is on file in Stockbridge, Vermont Town Clerk's Office; thence running northerly along the east line of Lot #1 for a distance of 110 feet to the west line of Lot L; thence running northerly along the west line of Lot L for a distance of 15 feet to a point which marks the intersection of the west line of Lot L with the north line of Lot #1; thence running westerly along the south line of Lot #15 for a distance of 100 feet to the northeast corner of Lot #3; thence running southerly along the east line of Lot #3 for a distance of 125 feet to the north line of Schaff-Haus Drive; thence running easterly along the north line of Schaff-Haus Drive, for a distance of 106 feet, to the place of beginning.

Meaning hereby to convey Lot #1 as shown on the aforesaid Plan and being a part of the same lands and premises conveyed by J ohn J. Giorgetti to Stratton Estates, Inc. by deed dated March 20, 1967 and recorded in Book 32, Page 428 of Stockbridge, Vermont Land Records.

This conveyance is made subject to a pole line easement as conveyed by John Giorgetti to Central Vermont Public Service Corporation by instrument recorded November 18, 1961 in Book 32, Page 145 of the Stockbridge, Vermont Land Records and is also made subject to such rights of way and easements of record as affect the above described premises.

To which deed and the record thereof and the deeds and records therein referred to, reference is hereby had for a more particular description of the premises hereby conveyed.

And the Grantee, by the acceptance of this deed, covenants and agrees for herself, her heirs and assigns, to pay to Ronald E. Colton (the present owner of the water system transferred to him by Stratton Estates, Inc.), his heirs and assigns, the sum of $75.00 a year for water furnished by said Ronald E. Colton to the Grantee from the water system and pump house situated on Lot 1 of the aforesaid plan.

This conveyance is made subject to an easement for water pipes, if any, as cross the above described premises and connect to the water system furnishing water to the chalets in the Chalet Village."

PARCEL C

Being all the same  lands and  premises  conveyed  by John C. White and Lloyd H.
white to Pristine Mountain Springs of Vermont, inc. by Warranty Deed dated August 24, 1995 and recorded in book 52, 167 of the Town of Stockridge lands records and more particularly described therein as follows:

Being a portion of the lands and premises conveyed to John. C. White,  Henrietta
W. White (now deceased) and Lloyd H. White by Warranty Deed and from John C. White and Henrietta W. White dated September 29, 1980 and recorded in Book 38, Page 200 of the land records of the Town of Stockridge, Vermont and being more particularly described as follows:

"Being designate "Parcel B, 5.99 +/- acres, to be conveyed to Ronald E. Colton" as shown on a survey entitled "Division of a Portion of Lands of John C. White and Lloyd H. White", prepared by Michael Engineering Company, P.C. dated May 9, 1995 and bearing the seal and signature of Ralph J. Michael, State of Vermont R.L.S. No. 130.

Said parcel herein conveyed is more particularly described below:

Beginning at a point marked with an iron pipe driven in the ground of in the westerly boundary of lands of the herein grantors John C. White and Lloyd H. White, said point being the northeasterly corner of land of the herein grantee, Ronald E. Colton and the southeasterly corner of a parcel of land now or formerly of Christopher Antonucci; thence South 21 degrees 19 minutes 50 seconds West along land of said Ronald E. Colton 88.19 feet to a point marked with an iron pin driven in the ground at the northeasterly corner of land new or formerly Jane Spindis and Robert Gore; thence South 21 degrees 13 minutes 05 seconds West along said Spindis and Gore land 103.98 feet to a point marked with an iron pin driven in the ground; thence South 71 degrees 15 minutes 50 seconds East in a straight line through lands herein grantors 555.14 feet to a point marked with an iron pin driven in the ground; thence North 19 degrees 13 minutes 35 seconds East in a straight line through land of the herein grantors 561.67 feet to a point marked with an iron pin supposed to be in the southerly boundary of the public highway known as Vermont Route 100, so called; thence North 70 degrees 16 minutes 15 seconds West along the southerly boundary of said highway
315.79 feet to a point marked with an iron pin driven in the ground; thence South 47 degrees 09 minutes 10 seconds West in straight line through lands of the herein grantors 428.13 feet to a point marked with an iron pin driven in the ground; thence North 68 degrees 45 minutes 35 seconds West in a straight line through lands of the herein grantors 32.00 feet to the point and place of beginning and contains 5.99 acres by measure.

PARCEL D

     Being all and the same lands and premises conveyed to Pristine Springs of Vermont, Inc. by Warranty Deed of Ronald E. Colton dated July 31, 1995 and recorded in Book 52, Page 148 of the Town of

Stockbridge Land Records and being more particularly described therein as follows:

Being all and the same lands and premises conveyed by John J. Giorgetti and Mary
C. Giorgetti, Husband and wife, to Ronald E. Colton by Warranty Deed dated November 19, 1977 and recorded in Book 36 at Page 174 in the Town of Stockbridge Land Records and being more particularly described therein as follows:

"Beginning at the southeasterly corner of Lot No. 1 and the southwesterly corner of lot L as shown on plan entitled "CHALET VILLAGE REVISED PLAN JOHN GIORGETTI - BUILDER ROUTE 100 STOCKBRIDGE, VT. SCALE 1"=60' DATED JUNE 30, 1967" which plan is on file in the office of the Stockbridge, Vermont Town Clerk, said point of beginning being situated in the north line of Schaff-Haus Drive, so-called, in Chalet Village, thence running north 24 degrees 00' East along the east line of Lot No. 1 and the west line of Lot L for a distance of 115 feet, more or less, to a point, thence South 40 degrees 30' East for a distance of 110 feet, more or less, to a point in the north line of Schaff-Haus Drive, thence South 45 degrees 30' East along Schiff-Haus Drive for a distance of 34 feet, more or less, to the place of beginning."

"Meaning by these presents to convey a triangular piece of land situated on the easterly portion of Lot No. 1 and westerly of Lot L and being a part of those lands and premises conveyed by John J. Giorgetti to Stratton Estates, inc. by deed dated March 20, 1967 and recorded in Book 32, Page 428 of Stockbridge, Vermont Land Records and also being a portion of those lands and premises conveyed by Stratton Estates, inc. to john J. Giorgetti and Mary C. Giorgetti, husband and wife, by deed dated October 20, 1977and recorded in Book 36, Page 97-9 of Stockbridge Vermont land Records."

"This conveyance is made subject to any rights and easements of records as may affect the premises hereby conveyed."

"Also conveying the building situated on the above described premises, together with the entire water system as heretofore operated by Stratton Estates, Inc. consisting of, but not limited to, the well, the water pipes therefrom to the pressure tank, thence to all of the Chalets located in Chalet Village.

Also hereby conveying and transferring all of the equipment used in the operation of said water system and presently housed in the building on the aforesaid triangular piece of land, also all of the plastic piping, fittings and other personal property therein located to be used in the operation and maintenance of said water system.

Also conveying and transferring the metal building now situate on Lot No. 1 subject to the proviso, however, that the Grantee, his heirs and assigns, shall be obligated to remove said building from its present location upon the request of the owner of said lot No. 1.

And the Grantee, by the acceptance of this deed, does for himself, his heirs, executors, administrators and assigns, covenant and agree to the chalets located in Chalet Village as well as to the Stockbridge General Store adjacent thereto upon the terms and conditions recited in the deeds from Stratton Estates, Inc. and by John J. Giorgetti and Mary C. Giorgetti conveying the lots upon which said chalets are situated, to various grantees, which deeds are of record in the Stockbridge Town Clerk's Office, it being understood that there is no written agreement with the Stockbridge General Store for the furnishing of water and the Grantee may, if he sees fit, work out a written contract for water with said owner.

Also conveying and transferring whatever interest the Grantors have in the snowplowing business heretofore conducted by Stratton Estates, Inc. with the owners of the chalets in Chalet Village, it being understood that the Grantee, his heirs or assigns, shall use their own equipment and make their own arrangements for future business with said owners, if necessary."